UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2008
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AMCOL INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware State of Other Jurisdiction of Incorporation	0-15661 Commission File Number	36-0724340 I.R.S. Employer Identification Number

One North Arlington, 1500 West Shure Drive, Suite 500
Arlington Heights, IL 60004-7803
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (847) 394-8730

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On May 20, 2008, AMCOL International Corporation (the “Company”) and certain of its wholly-owned subsidiaries entered into the Third Amendment to Credit Agreement dated as of May 20, 2008 with Harris N.A., Wells Fargo Bank, N.A., Bank of America, N.A., The Northern Trust Company, RBS Citizens, N.A. and HSBC Bank USA, N.A. (the “Third Amendment”). The Third Amendment amends the Credit Agreement dated November 10, 2005, and amended June 14, 2006 and March 8, 2007, among the parties (the “Credit Agreement”).

The main purpose of the Third Amendment is to increase the aggregate revolving credit commitments of the lenders from $150 million to $225 million and extend the termination date from April 1, 2012 to April 1, 2013. In connection with the Third Amendment, the Company’s interest rate will generally increase for loans under the Credit Agreement.

The foregoing description of the Third Amendment is qualified in its entirety by reference to the Third Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1
Third Amendment to Credit Agreement dated as of May 20, 2008 among AMCOL International Corporation, CETCO Europe Ltd., AMCOL Minerals Europe, Ltd. (f/k/a Colin Stewart Minchem Limited), CETCO Poland SP. Z.O.O, Volclay Pty. Ltd., AMCOL International Corporation, Ameri-Co Logistics, Inc., American Colloid Company, Colloid Environmental Technologies Company, AMCOL Specialties Holdings, Inc., CETCO Oilfield Services Company, Harris N.A., Wells Fargo Bank, N.A., Bank of America, N.A., The Northern Trust Company, RBS Citizens, N.A. and HSBC Bank USA, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMCOL INTERNATIONAL CORPORATION

Date: May 22, 2008	By:	/s/ Donald W. Pearson
Donald W. Pearson
Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.  Description

10.1
Third Amendment to Credit Agreement dated as of May 20, 2008 among AMCOL International Corporation, CETCO Europe Ltd., AMCOL Minerals Europe, Ltd. (f/k/a Colin Stewart Minchem Limited), CETCO Poland SP. Z.O.O, Volclay Pty. Ltd., AMCOL International Corporation, Ameri-Co Logistics, Inc., American Colloid Company, Colloid Environmental Technologies Company, AMCOL Specialties Holdings, Inc., CETCO Oilfield Services Company, Harris N.A., Wells Fargo Bank, N.A., Bank of America, N.A., The Northern Trust Company, RBS Citizens, N.A. and HSBC Bank USA, N.A.